As filed with the Securities and Exchange Commission on September 26, 2008
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	04-2834797
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

180 Varick Street New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

IMCLONE SYSTEMS INCORPORATED
2008 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Andrew K. W. Powell, Esq.
Senior Vice President and General Counsel
180 Varick Street
New York, New York 10014
(Name and address of agent for service)

(212) 645-1405
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☒	Accelerated filer ☐
Non-Accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.001 per share(3)	1,000,000	$59.70	$59,700,000	$2,346.21

(1)
This Registration Statement relates to up to 1,000,000 shares of common stock of ImClone Systems Incorporated (the “Registrant”) that may be issued from time to time pursuant to the Registrant’s 2008 Employee Stock Purchase Plan (the “Plan”), plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high ($60.78) and low ($58.62) prices of the securities being registered hereby as reported on the Nasdaq Global Select Market on September 22, 2008.

(3)	Includes a number of preferred stock purchase rights issuable under the Registrant’s Rights Plan equal to the number of shares of common stock being registered hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this registration statement on Form S-8 (the “Registration Statement”) will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed by ImClone Systems Incorporated, a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

___________________
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have heretofore been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended by its Amendment No. 1 on Form 10-K/A;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30 2008;

(c)
The Registrant’s Current Reports on Form 8-K filed January 11, 2008, March 31, 2008, April 23, 2008, May 2, 2008, May 16, 2008 (2 reports), June 2, 2008 (3 reports), June 30, 2008, July 14, 2008, July 16, 2008, August 1, 2008, August 4, 2008, August 6, 2008, August 11, 2008, September 2, 2008, September 4, 2008, September 12, 2008 (2 reports), September 16, 2008, September 25, 2008 and September 26, 2008; provided, however, that the Registrant is not incorporating by the reference the information that it furnished in response to Item 2.02 of Form 8-K in its Current Reports on Form 8-K dated January 31, 2008, April 24, 2008 and July 24, 2008; and

(d)
The description of the Registrant’s Common Stock, par value $0.001 per share, contained in the Registrant’s Post-Effective Amendment No. 4 to its Registration Statement on Form S-3 (File No. 333-117968) filed with the Commission on October 28, 2005, as amended by the Registrant’s Form 8-A/A filed on May 4, 2006, and any other amendment or report filed for the purpose of updating such description.

The information that the Registrant incorporates by reference in this Registration Statement is considered to be part of this Registration Statement, and information that it files later with the Commission automatically will update and supersede such information. The Registrant incorporates by reference the documents listed above and any future filings it makes with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s officers and directors are indemnified against any liabilities which they may incur under Delaware law and the Registrant’s charter and by-laws. The general effect of such provisions is that, on the terms and conditions set forth in the Registrant’s Certificate of Incorporation and Bylaws, any person made a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Registrant, or is or was serving as a director, officer, employee or agent of another corporation or other enterprise at the request of the Registrant, shall be indemnified by the Registrant against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of Delaware; provided, however, that, subject to certain limited exceptions, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Registrant. The Registrant’s Certificate of Incorporation gives the Board of Directors of the Registrant the authority to extend such indemnification to employees and other agents of the Registrant as well.

The general effect of the indemnification provisions contained in Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the corporation) shall be indemnified by the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his or her conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the corporation shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

The Registrant’s Certificate of Incorporation provides that, to the maximum extent permitted under the DGCL, a director of the Registrant shall not be personally liable to the Registrant or to any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Registrant. Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit No.	Exhibit

4.1	Form of Common Stock Certificate (filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed on October 23, 1991 and incorporated herein by reference).

5.1*	Opinion of Wollmuth Maher & Deutsch LLP as to the legality of the issuance of the shares of Common Stock offered hereby.

10.1	ImClone Systems Incorporated 2008 Employee Stock Purchase Plan (filed as Appendix A to the Registrant’s Proxy Statement, dated August 11, 2008, and incorporated herein by reference).

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Wollmuth Maher & Deutsch LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages to this Registration Statement).
_________________
* filed herewith.

ITEM 9.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of September, 2008.

IMCLONE SYSTEMS INCORPORATED

By:	/s/ John H. Johnson
John H. Johnson
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose individual signature appears below hereby authorizes John H. Johnson, Kenneth J. Zuerblis and Andrew K. W. Powell, or any of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement, and appoints John H. Johnson, Kenneth J. Zuerblis and Andrew K. W. Powell, or any of them, as attorney-in-fact to sign on such person’s behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post-effective amendments.

SIGNATURE	TITLE	DATE

/s/ John H. Johnson	Chief Executive Officer and Director	September 26, 2008
John H. Johnson	(Principal Executive Officer)

/s/ Kenneth J. Zuerblis	Chief Financial Officer	September 26, 2008
Kenneth J. Zuerblis	(Principal Financial and Accounting Officer)

Director
Alexander J. Denner

Director
Thomas F. Deuel

/s/ Jules Haimovitz	Director	September 26, 2008
Jules Haimovitz

Director
Carl C. Icahn

/s/ Peter S. Liebert	Director	September 26, 2008
Peter S. Liebert

/s/ Richard C. Mulligan	Director	September 26, 2008
Richard C. Mulligan

/s/ David Sidransky	Director	September 26, 2008
David Sidransky

/s/ Charles Woler	Director	September 26, 2008
Charles Woler

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Common Stock Certificate (filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed on October 23, 1991 and incorporated herein by reference).

5.1*	Opinion of Wollmuth Maher & Deutsch LLP as to the legality of the issuance of the Shares of Common Stock offered hereby.

10.1	ImClone Systems Incorporated 2008 Employee Stock Purchase Plan (filed as Appendix A to the Registrant’s Proxy Statement, dated August 11, 2008, and incorporated herein by reference).

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Wollmuth Maher & Deutsch LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages to this Registration Statement).

_______________
* filed herewith.